Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CARL C. GREGORY, III and PAUL GRINBERG, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 relating to the Midland Credit Management, Inc. Executive Nonqualified Excess Plan, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

May 16, 2005	/s/ Barry R. Barkley
Barry R. Barkley

May 16, 2005	/s/ J. Brandon Black
J. Brandon Black

May 16, 2005	/s/ Raymond Fleming
Raymond Fleming

May 16, 2005	/s/ Eric D. Kogan
Eric D. Kogan

May __, 2005
Alexander Lemond

May 16, 2005	/s/ Richard A. Mandell
Richard A. Mandell

May 16, 2005	/s/ Peter W. May
Peter W. May

May 16, 2005	/s/ Nelson Peltz
Nelson Peltz

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